UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2022

REXFORD INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000
Los Angeles
California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 966-1680

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	REXR	New York Stock Exchange
5.875% Series B Cumulative Redeemable Preferred Stock	REXR-PB	New York Stock Exchange
5.625% Series C Cumulative Redeemable Preferred Stock	REXR-PC	New York Stock Exchange
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement Amendments – Laura E. Clark and David E. Lanzer

On November 8, 2022, Rexford Industrial Realty, Inc. (the “Company”) and Rexford Industrial Realty, L.P. (the “Operating Partnership”) entered into amendments (each, an “Amendment”) with each of Laura E. Clark and David E. Lanzer to their respective employment agreements with the Company and the Operating Partnership (each a “Prior Employment Agreement”). The Prior Employments Agreements, as amended as described herein, are referred to below as the “Employment Agreements.”

The Amendments update the Prior Employment Agreements to, among other things:

•provide for a three-year extension of the term of the Employment Agreements and for automatic renewal of the term such that the Employment Agreements renew for successive one-year periods unless notice of nonrenewal is provided at least one hundred twenty (120) days prior to expiration;
•provide, upon a termination by the Company without Cause or by the executive for Good Reason (each, as defined in the Employment Agreements), for cash severance equal to one (1) times the sum of (i) the executive’s annual base salary then in effect, plus (ii) the average annual bonus earned by the executive for the three prior fiscal years (clauses (i) and (ii) taken together the “Salary/Bonus Severance”), plus (iii) a pro-rata portion of the executive’s annual bonus for the partial fiscal year in which the termination date occurs, based on the achievement of applicable performance goals or objectives, payable in a lump sum on the date on which annual bonuses are paid to the Company’s senior executives generally for such year;
•provide that, upon a termination by the Company without Cause or by the executive for Good Reason that occurs within eighteen (18) months following the consummation of a Change in Control (as defined in the Company’s 2013 Incentive Award Plan as in effect on the effective date of the Amendments), the Salary/Bonus Severance shall be determined using a multiple of one and one-half (1.5) (rather than one (1)); and
•provide for Company-paid healthcare continuation coverage for up to 18 months after a termination due to death or Disability (as defined in the Employment Agreements).

The foregoing summary of the Amendments does not purport to be complete and is qualified in its entirety by reference to the applicable Amendment, a copy of each of which is filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1	First Amendment to Employment Agreement, effective November 8, 2022, between Laura E. Clark, Rexford Industrial Realty, Inc. and Rexford Industrial Realty, L.P.

10.2	Second Amendment to Employment Agreement, effective November 8, 2022, between David E. Lanzer, Rexford Industrial Realty, Inc. and Rexford Industrial Realty, L.P.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.
November 10, 2022	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer

Rexford Industrial Realty, Inc.
November 10, 2022	/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer